UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014 (January 20, 2014)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2013, the board of directors and the majority stockholders of Bering Exploration, Inc. (the “Registrant”) approved an amendment to the Registrant’s articles of incorporation (the “Articles”) to change the Registrant’s name from “Bering Exploration, Inc.” to Breitling Energy Corporation (the “Name Change”). On January 15, 2014, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles (the “Certificate”) to effect the Name Change with an effective date of the Name Change of January 20, 2014.

In connection with the Financial Industry Regulatory Authority’s (“FINRA”) Rule 6490 and Rule 10b-17 of the United States Securities Exchange Act of 1934, as amended, on December 13, 2013, the Registrant submitted an issuer company-related action notification form to FINRA notifying FINRA of the Name Change. On January 21, 2014, FINRA notified the Registrant that the Name Change had been approved.

A copy of the Certificate is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events

In connection with the Name Change, the Registrant also requested and received an updated stock trading ticker symbol, “BECC” on the Over the Counter Bulletin Board, which was assigned and deemed effective by FINRA as of January 22, 2014, with respect to the Registrant’s shares of common stock. In addition, as a result of the Name Change, the Registrant’s new CUSIP number is “10678P104”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

January 21, 2014	By:	/s/ Jeremy Wagers
	Name:	Jeremy Wagers
	Title:	Chief Operating Officer, General Counsel and Secretary

Exhibit Index

No.	Exhibit

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 15, 2014.